                                                                     Exhibit 1.1





                                    PROLOGIS




                                4,400,000 Shares

            6 3/4% Series F Cumulative Redeemable Preferred Shares of
                 Beneficial Interest (par value $0.01 per share)
                    (Liquidation Preference $25.00 Per Share)

                             Underwriting Agreement

                             dated October 31, 2003




                          Citigroup Global Markets Inc.
                        Morgan Stanley & Co. Incorporated
                          Wachovia Capital Markets, LLC
                         Banc of America Securities LLC
                         Banc One Capital Markets, Inc.
                            Bear, Stearns & Co. Inc.
                           J.P. Morgan Securities Inc.
                         SG Cowen Securities Corporation




                             UNDERWRITING AGREEMENT

                                                                October 31, 2003



Citigroup Global Markets Inc.
Morgan Stanley & Co. Incorporated
Wachovia Capital Markets, LLC
     As Representatives of the several Underwriters
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036


Ladies and Gentlemen:

         Introductory. ProLogis, a Maryland real estate investment trust (the "Company"), proposes to issue and sell to the several underwriters named in Schedule A (the "Underwriters"), acting severally and not jointly, an aggregate of 4,400,000 shares ("the Firm Shares") of 6 3/4% Series F Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share, Liquidation Preference $25.00 Per Share, of the Company (the "Preferred Shares"). In addition, the Company has granted to the Underwriters an option to purchase up to an additional 660,000 shares (the "Optional Shares") of Preferred Shares, as provided in Section 2. The Firm Shares and, if and to the extent such option is exercised, the Optional Shares are collectively called the "Shares." Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC have agreed to act as representatives of the several Underwriters (in such capacity, the "Representatives") in connection with the offering and sale of the Shares.

         The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") registration statements on Form S-3 (File Nos. 333-105717 and 333-79813) for the registration of preferred shares of beneficial interest, par value $0.01 per share, of the Company (including the Shares) and other securities of the Company under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), and the offering thereof from time to time in accordance with Rule 415 of the Securities Act. Such registration statements have been declared effective by the Commission and the Company has filed such post-effective amendments thereto as may be required prior to the execution of this Agreement and each such post-effective amendment has been declared effective by the Commission. Such registration statements, as so amended, if applicable, including the exhibits and schedules thereto and including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, prior to the execution of this Agreement, are called the "Registration Statement." Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "Rule 462(b) Registration Statement," and from and after the date and time of filing of the Rule 462(b) Registration Statement, the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus and the final prospectus supplement relating to the offering of the Shares, in the form first furnished to the Underwriters by the Company for use in connection with the offering of the Shares, including all documents incorporated by reference therein pursuant to
Item 12 of Form S-3 prior to the execution of this Agreement, are collectively called the "Prospectus." A "preliminary prospectus" shall be deemed to refer to any prospectus used before the Registration Statement became effective and any prospectus that omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and was used after such effectiveness and prior to the execution and delivery of this Agreement. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, the Prospectus or a preliminary prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (and all other references of like import) in the Registration Statement, the Prospectus or a preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or a preliminary prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or a preliminary prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act") which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or a preliminary prospectus, as the case may be.

         The Company hereby confirms its engagement of Bear, Stearns & Co. Inc. ("Bear Stearns") as, and Bear Stearns hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter," within the meaning of Section (b)(15) of Rule 2720 of the National Association of Securities Dealers, Inc. (the "NASD") with respect to the offering and sale of the Shares. The annual distribution rate on the Shares shall not be lower than that recommended by the Bear Stearns.

         The Company hereby confirms its agreements with the Underwriters as follows:

         SECTION 1. Representations and Warranties. The Company hereby represents, warrants and covenants to each Underwriter as follows:

         (a) Compliance with Registration Requirements. The Company meets the requirements for the use of Form S-3 under the Securities Act. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

         Each preliminary prospectus and the Prospectus when filed complied when so filed in all material respects with the Securities Act and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offer and sale of the Shares will, at the time of such delivery, be identical to any copies filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities
Act). Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (collectively, the "Trust Indenture Act") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to that part of the Registration Statement which constitutes the Statement of Eligibility and Qualifications ("Form T-1") under the Trust Indenture Act of the Trustee and statements in or omissions from the Registration Statement, including any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

         (b) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the respective times they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the date of the Prospectus, at the Closing Date and each Option Closing Date (each, as defined herein), if any, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         (c) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the latest of the Closing Date, the latest Option Closing Date and the completion of the Underwriters' distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than a preliminary prospectus, the Prospectus or the Registration Statement.

         (d) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

         (e) Authorization of the Shares. The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement and in the manner described in the Prospectus, will be validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Registration Statement and the Prospectus, and the holders of outstanding shares or other equity interests of the Company are not entitled to preemptive or other rights afforded by the Company to subscribe for the Shares.

         (f) No Material Adverse Change. Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a "Material Adverse Change"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business or entered into any material transaction or agreement not in the ordinary course of business; and (iii) except for regularly quarterly dividends on the common stock or shares or preferred stock or shares in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or shares or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock or shares.

         (g) Independent Accountants. Arthur Andersen LLP, who have expressed their opinion with respect to the audited financial statements for the fiscal years ended December 31, 2000 and 2001 and supporting schedules incorporated by reference in the Registration Statement and the Prospectus, were, at the time each such opinion was issued, independent public or certified public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act. KPMG LLP, who have expressed their opinion with respect to the audited financial statements for the fiscal year ended December 31, 2002 and supporting schedules incorporated by reference in the Registration Statement and the Prospectus, are independent public or certified public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act.

         (h) Preparation of the Financial Statements. The financial statements, together with the related notes thereto, incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The supporting schedules included in the Registration Statement present fairly the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement.

         (i) Incorporation and Good Standing of the Company. The Company has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland and has the trust power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

         (j) Incorporation and Good Standing of Significant Subsidiaries. Each subsidiary and joint venture of the Company listed on Schedule B (collectively, the "Significant Subsidiaries") has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, trust or partnership and (except as to any general partnership) in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the power (corporate or other) and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. Each Significant Subsidiary is duly qualified as a foreign corporation, trust or partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock and other equity interests of each Significant Subsidiary have been duly authorized and validly issued, and are fully paid and (except for general partnership interests and directors' qualifying shares) nonassessable; all shares of outstanding capital stock and other equity interests of each Significant Subsidiary held by the Company, directly or through subsidiaries, are owned free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except for the pledge of such capital stock or other interests to secure borrowings of the Company or one of its wholly owned subsidiaries. The subsidiaries of the Company listed on Schedule B are the only subsidiaries of the Company that are material to the condition, financial or otherwise, or the earnings, business, operations or prospects of the Company and its subsidiaries, considered as one entity, and include all subsidiaries of the Company which meet the criteria in the definition of "significant subsidiary" pursuant to Rule 1-02(w) of Regulation S-X under the Securities Act. The corporations, trusts and other entities listed on Schedule B are considered to be subsidiaries of the Company solely for purposes of this Agreement.

         (k) Capital Stock Matters. All of the issued and outstanding shares of beneficial interest of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws.

         (l) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its declaration of trust (or charter or by-laws or other similar constitutive documents), except, in the case of subsidiaries of the Company, for such violations as would not, individually or in the aggregate, result in a Material Adverse Change. Neither the Company nor any of its subsidiaries is in default (or, with the giving of notice or lapse of time or both, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an "Existing Instrument"), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company's execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and by the Prospectus (i) have been duly authorized by all necessary trust action and will not result in any violation of the provisions of the declaration of trust (or charter or by-laws or other similar constitutive documents) of the Company or any subsidiary, except, in the case of subsidiaries of the Company, for such violations as would not, individually or in the aggregate, result in a Material Adverse Change, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary, except for such violation as would not, individually or in the aggregate, result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company's execution, delivery and performance of this Agreement or consummation of the transactions contemplated hereby and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the NASD, the failure of which to obtain would not result in a Material Adverse Change or have a material adverse effect on the consummation of the transactions contemplated by this Agreement.

         (m) No Material Actions or Proceedings. Except as otherwise disclosed in the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company's knowledge, is threatened or imminent, except for such disputes as would not, individually or in the aggregate, result in a Material Adverse Change.

         (n) Intellectual Property Rights. The Company and its Significant Subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights") reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its Significant Subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Prospectus and are not described in all material respects. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company's knowledge, any of its officers, directors or employees or otherwise in violation of the rights of any persons, except for such violations as would not, individually or in the aggregate, result in a Material Adverse Change.

         (o) All Necessary Permits, etc. The Company and each subsidiary possess such valid and current certificates, authorizations, permits, licenses, approvals, consents and other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, permit, license, approval, consent or other authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

         (p) Title to Properties. Except as otherwise disclosed in the Prospectus, the Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(h) above (or elsewhere in the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

         (q) Tax Law Compliance. The Company and its subsidiaries have filed all material federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(h) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined. With respect to all tax periods in respect of which the Internal Revenue Service is or will be entitled to any claim, the Company has met the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the " Internal Revenue Code") and the Company's present and contemplated organizational ownership, method of operation, assets and income are such that the Company will continue to meet such requirements; ProLogis Limited Partnership-I, ProLogis Limited Partnership-II, ProLogis Limited Partnership-III and ProLogis Limited Partnership-IV are properly treated as partnerships for federal income tax purposes and not as "associations taxable as corporations."

         (r) Company Not an "Investment Company." The Company is not, and after receipt of payment for the Shares will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

         (s) Insurance. Each of the Company and its subsidiaries taken as a whole carry or are covered by insurance in such amounts covering such risks as are generally deemed adequate and customary for their businesses. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

         (t) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

         (u) No Unlawful Contributions or Other Payments. Neither the Company nor any of its Significant Subsidiaries nor, to the best of the Company's knowledge, any employee or agent of the Company or any Significant Subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

         (v) Compliance with Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority with respect to which the Company has received written notice, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, "Environmental Claims"), pending or, to the best of the Company's knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

         (w) ERISA Compliance. The Company and its subsidiaries and any "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code, of which the Company or such subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan," (ii) Sections 412, 4971 or 4975 of the Internal Revenue Code, or (iii) Section 4980B of the Internal Revenue Code with respect to the excise tax imposed thereunder. Each "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service and nothing has occurred, whether by action or failure to act, which is reasonably likely to cause disqualification of any such employee benefit plan under Section 401(a) of the Internal Revenue Code.

         (x) Partnership Agreements. Each of the partnership agreements (the "Partnership Agreements") of ProLogis Limited Partnership-I, ProLogis Limited Partnership-II, ProLogis Limited Partnership-III and ProLogis Limited Partnership-IV described in the Company's Annual Report on Form 10-K incorporated by reference in the Registration Statement and the Prospectus has been duly authorized, executed and delivered by the Company or a wholly owned subsidiary thereof and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

         Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

         The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel for the Company and counsel for the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

         SECTION 2.  Purchase, Sale and Delivery of the Shares.

         (a) The Firm Shares. The Company agrees to issue and sell to the several Underwriters, severally and not jointly, all of the Firm Shares upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the Firm Shares set forth opposite their names on Schedule A at a purchase price of $24.2125 per share (the "Purchase Price").

         (b) The Closing Date. Delivery of certificates for the Firm Shares in global form to be purchased by the Underwriters and payment therefor shall be made at the offices of Shearman & Sterling (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m., New York City time, on November 28, 2003, or such other time and date as the Underwriters shall designate by notice to the Company (the time and date of such closing are called the "Closing Date").

         (c) The Optional Shares; Option Closing Date. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Optional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 660,000 Optional Shares at the Purchase Price. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice of each election to exercise this option not later than 30 days after the Closing Date. Any exercise notice shall specify the number of Optional Shares to be purchased by the Underwriters and the date on which such Optional Shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the Closing Date nor later than ten business days after the date of such notice. Optional Shares may be purchased as provided in this Section 2 solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Optional Shares are to be purchased (an "Option Closing Date"), each Underwriter agrees, severally and not jointly, to purchase the number of Optional Shares (subject to such adjustments to eliminate fractional Shares as the Representatives may determine) that bears the same proportion to the total number of Optional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares.

         (d) Public Offering of the Shares. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective number of the Shares as soon after this Agreement has been executed as the Representatives, in their sole judgment, have determined is advisable and practicable.

         (e) Payment for the Shares . Payment for the Shares shall be made at the Closing Date or the applicable Option Closing Date, as the case may be, by wire transfer of immediately available funds to the order of the Company.

         It is understood that the Representatives have been authorized, for their own accounts and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the Purchase Price for, the Shares the Underwriters have agreed to purchase. The Representatives may (but shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date or the applicable Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

         (f) Delivery of the Shares. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters a certificate or certificates for the Shares at the Closing Date or the applicable Option Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the Purchase Price therefor. The certificates for the Shares shall be in such denominations and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the Closing Date or the applicable Option Closing Date, as the case may be, and shall be made available for inspection on the business day preceding the Closing Date or the applicable Option Closing Date, as the case may be, at a location in New York City, as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

         (g) Delivery of Prospectus to the Underwriters. Not later than 12:00 p.m. on the second business day following the date the Shares are first released by the Underwriters for sale to the public, the Company shall deliver, or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representatives shall request.

         SECTION 3. Additional Covenants. The Company further covenants and agrees with each Underwriter as follows:

         (a) Representatives' Review of Proposed Amendments and Supplements. During such period beginning on the date hereof and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the "Prospectus Delivery Period"), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representatives reasonably object.

         (b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representatives in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission with respect to the Registration Statement and, until the date of completion of the distribution of the offering of the Shares, any document filed with the Commission by the Company pursuant to the Exchange Act, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or, upon the listing of the Preferred Shares on the New York Stock Exchange, the institution of any proceedings to remove, suspend or terminate from listing the Preferred Shares on the New York Stock Exchange, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 434, as applicable, under the Securities Act and will use its best efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

         (c) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with law, the Company agrees to promptly prepare (subject to Section 3(a) hereof), file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

         (d) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto as the Representatives may reasonably request.

         (e) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares. The Company shall not be required to qualify to transact business or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign business. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

         (f) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus.

         (g) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar, transfer agent and distribution disbursing agent for the Preferred Shares.

         (h) Earning Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earning statement (which need not be audited) that satisfies the provisions of
Section 11(a) of the Securities Act.

         (i) Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under the Exchange Act.

         (j) Company to Provide Interim Financial Statements. Prior to the Closing Date or the applicable Option Closing Date, as the case may be, the Company will furnish the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

         (k) Agreement Not to Offer or Sell Additional Securities. The Company will not, without the prior written consent of the Representatives on behalf of the Underwriters, during the period ending 35 days after the date of this Agreement, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Preferred Shares or securities of the Company similar to the Preferred Shares or any securities convertible into or exercisable or exchangeable for Preferred Shares or securities of the Company similar to the Preferred Shares or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Preferred Shares or securities of the Company similar to the Preferred Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Preferred Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the sale of the Shares under this Agreement.

         The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

         SECTION 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares to the Underwriters, (iii) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors to the Company, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (v) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws, and, if requested by the Representatives, preparing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions,
(vi) the filing fees incident to the NASD's review and approval of the Underwriters' participation in the offering and distribution of the Shares,
(vii) all expenses of the registrar and transfer agent incident to the issuance and delivery of the Preferred Shares, (viii) the fees and expenses associated with listing the Preferred Shares on the New York Stock Exchange, (ix) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement, and (x) all other fees, costs and expenses incurred in connection with the performance of its obligations hereunder for which provision is not otherwise made in this Section. Except as provided in this Section 4, Section 6,
Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

         SECTION 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Shares as provided herein on the Closing Date and any Optional Shares on each Option Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date and the applicable Option Closing Date, as the case may be, as though then made and to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

         (a) Accountants' Comfort Letter. On the date hereof, the Representatives shall have received from KPMG LLP, independent public or certified public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         (b) Compliance with Registration Requirements; No Stop Order; No Objection from NASD. For the period from and after effectiveness of this Agreement and prior to the Closing Date or the applicable Option Closing Date, as the case may be:

                  (i) The Company shall have filed the Prospectus with the Commission in the manner and within the time period required by Rule 424(b) under the Securities Act;

                  (ii) no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

                  (iii) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

         (c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date or the applicable Option Closing Date, as the case may be:

                  (i) in the judgment of the Representatives there shall not have occurred any Material Adverse Change; and

                  (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

         (d) Opinion of Counsel for the Company. On the Closing Date or the applicable Option Closing Date, as the case may be, the Representatives shall have received the favorable opinion of Mayer, Brown, Rowe & Maw LLP, counsel for the Company, dated as of the Closing Date or the applicable Option Closing Date, as the case may be, the form of which is attached as Exhibit A.

         (e) Opinion of General Counsel of the Company. On the Closing Date or the applicable Option Closing Date, as the case may be, the Representatives shall have received the favorable opinion of Edward S. Nekritz, Managing Director and General Counsel of the Company, dated as of the Closing Date or the applicable Option Closing Date, as the case may be, the form of which is attached as Exhibit B.

         (f) Opinion of Counsel for the Underwriters. On the Closing Date or the applicable Option Closing Date, as the case may be, the Representatives shall have received the favorable opinion of Shearman & Sterling LLP, counsel for the Underwriters, dated as of the Closing Date or the applicable Option Closing Date, as the case may be, with respect to such matters as may be reasonably requested by the Underwriters.

         (g) Officers' Certificate. On the Closing Date or the applicable Option Closing Date, as the case may be, the Representatives shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or a Managing Director of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of the Closing Date or the applicable Option Closing Date, as the case may be, to the effect set forth in subsections (b)(ii) and (c)(ii) of this Section 5, and further to the effect that:

                  (i) for the period from and after the date of this Agreement and prior to the Closing Date or the applicable Option Closing Date, as the case may be, there has not occurred any Material Adverse Change;

                  (ii) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of the Closing Date or the applicable Option Closing Date, as the case may be; and

                  (iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the applicable Option Closing Date, as the case may be.

         (h) Bring-down Comfort Letter. On the Closing Date or the applicable Option Closing Date, as the case may be, the Representatives shall have received from KPMG LLP, independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date or the applicable Option Closing Date, as the case may be.

         (i) Additional Documents. On or before the Closing Date or the applicable Option Closing Date, as the case may be, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

         If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

         SECTION 6. Reimbursement of Underwriters' Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5 or Section 11, or if the sale to the Underwriters of the Shares on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Shares, including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

         SECTION 7. Effectiveness of this Agreement. This Agreement shall not become effective until the execution of this Agreement by the parties hereto.

         SECTION 8. Indemnification.

         (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or
(iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; and to reimburse each Underwriter and each such officer, employee and controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter or such officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto). The Company also agrees to indemnify and hold harmless Bear Stearns and each person, if any, who controls Bear Stearns within the meaning of either Section 15 of the Securities Act, or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments incurred as a result of Bear Stearns's participation as a "qualified independent underwriter" within the meaning of Rule 2720 of the National Association of Securities Dealers' Conduct Rules in connection with the offering of the Shares, except to the extent any such losses, claims, damages, liabilities and judgments are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of Bear Stearns. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

         (b) Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the second and eighth paragraphs and the last sentence of the tenth paragraph under the caption "Underwriting" in the Prospectus; and the Underwriters confirm that such statements are correct. The indemnity agreement set forth in this
Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

         (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (the Representatives in the case of Section 8(b) and Section
9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 8(a) hereof in respect of such action, then in addition to such separate counsel for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Bear Stearns in its capacity as a "qualified independent underwriter" and all persons, if any, who control Bear Stearns within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act.

         (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement; provided, that if it is ultimately determined that an indemnified party was not entitled to indemnification hereunder, such indemnified party shall be responsible for repaying or reimbursing such amounts to the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

         SECTION 9. Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in
Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

         Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

         SECTION 10. Default of One or More of the Several Underwriters. If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs exceeds 10% of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date or an Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

         As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this Section
10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         SECTION 11. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the New York Stock Exchange, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity involving the United States, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services in the United States. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof, (b) any Underwriter to the Company, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

         SECTION 12. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

         SECTION 13. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

         If to the Representatives:

         Morgan Stanley & Co. Incorporated
         1585 Broadway
         New York, New York 10036

         Facsimile: (212) 761-0538
         Attention: Global Capital Markets Syndicate Desk

         with a copy to:

         Shearman & Sterling LLP
         599 Lexington Avenue
         New York, New York 10022

         Facsimile: (212) 848-7179
         Attention: Michael J. Schiavone

         If to the Company:

         ProLogis
         14100 East 35th Place
         Aurora, Colorado 80011

         Facsimile: (303) 576-2761
         Attention: Edward S. Nekritz

         with a copy to:

         Mayer Brown Rowe & Maw LLP
         190 South LaSalle Street
         Chicago, Illinois 60603

         Facsimile: (312) 706-8108
         Attention: Michael T. Blair

         Any party hereto may change the address for receipt of communications by giving written notice to the others.

         SECTION 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

         SECTION 15. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

         SECTION 16. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

         SECTION 17. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

         Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of
Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                      Very truly yours,

                                      PROLOGIS



                                      By: /s/
                                          --------------------------------------
                                          Name:
                                          Title:

         The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

Citigroup Global Markets Inc.
Morgan Stanley & Co. Incorporated
Wachovia Capital Markets, LLC
         Acting as Representatives of the several
         Underwriters named in the attached Schedule A

By:  Morgan Stanley & Co. Incorporated


By:   /s/
      ----------------------------------
      Name:
      Title:

By:  Bear, Stearns & Co. Inc.
         Acting as the qualified independent underwriter



By:   /s/
      ----------------------------------
      Name:
      Title:

                                                                      SCHEDULE A



                                                                  AGGREGATE NUMBER OF
                                                                     SHARES TO BE
UNDERWRITERS                                                           PURCHASED
------------                                                      -------------------
Citigroup Global Markets Inc. ................................        $  831,500
Morgan Stanley & Co. Incorporated ............................           831,500
Wachovia Capital Markets, LLC ................................           831,500
Banc of America Securities LLC ...............................           831,500
Bear, Stearns & Co. Inc. .....................................            88,000
J.P. Morgan Securities Inc. ..................................            88,000
Banc One Capital Markets, Inc. ...............................            44,000
SG Cowen Securities Corporation ..............................            44,000
A.G. Edwards & Sons, Inc. ....................................            44,000
BB&T Capital Markets, Inc. ...................................            44,000
RBC Dain Rauscher Inc. .......................................            44,000
H&R Block Financial Advisors, Inc. ...........................            44,000
HSBC Securities (USA) Inc. ...................................            44,000
Legg Mason Wood Walker, Incorporated .........................            44,000
Oppenheimer & Co. Inc. .......................................            44,000
Quick and Reilly, Inc. .......................................            44,000
The Royal Bank of Scotland plc ...............................            44,000
Charles Schwab & Co., Inc. ...................................            44,000
TD Waterhouse Investor Services, Inc. ........................            44,000
U.S. Bancorp Piper Jaffray Inc. ..............................            44,000
Wells Fargo Brokerage Services, LLC ..........................            44,000
Advest Inc. ..................................................            14,000
Robert W. Baird & Co. Incorporated ...........................            14,000
William Blair & Co. ..........................................            14,000
D.A. Davidson & Co. ..........................................            14,000
J.J.B. Hilliard, W.L. Lyons, Inc. ............................            14,000
Janney Montgomery Scott LLC ..................................            14,000
C.L. King & Associates, Inc. .................................            14,000
McDonald Investments Inc., a KeyCorp Company .................            14,000
McGinn, Smith & Co., Inc. ....................................            14,000
Mesirow Financial, Inc. ......................................            14,000
Morgan Keegan & Company, Inc. ................................            14,000
Pershing LLC .................................................            14,000
Raymond James & Associates, Inc. .............................            14,000
Ryan, Beck & Co. LLC .........................................            14,000
Southwest Securities, Inc. ...................................            14,000
Stifel, Nicolaus & Company Incorporated ......................            14,000
SunTrust Capital Markets, Inc. ...............................            14,000

         Total ...............................................        $4,400,000
                                                                      ==========

                                                                      SCHEDULE B


                        LIST OF SIGNIFICANT SUBSIDIARIES


ProLogis Development Services Incorporated*
ProLogis Limited Partnership I*
ProLogis Limited Partnership II*
ProLogis Limited Partnership III*
ProLogis Limited Partnership IV*
ProLogis IV, Inc.*
ProLogis-North Carolina Limited Partnership*
PLD International Incorporated*
ProLogis Mexico Trust*
ProLogis-DS Mexico Incorporated*
ProLogis California I LLC*
ProLogis UK Holdings S.A.
ProLogis Japan Incorporated*
PLD/RECO Japan TMK Property Trust
ProLogis European Properties Fund
ProLogis North American Properties Fund I LLC*
ProLogis First U.S. Properties LP*
ProLogis Second U.S. Properties LP*
ProLogis Third U.S. Properties LP*
ProLogis-Macquarie Fund*
ProLogis Billabong I GP LLC*
ProLogis Billabong II GP LLC*
ProLogis Billabong III GP LLC*
Macquarie-ProLogis Management LLC*


*  Denotes U.S. Significant Subsidiary.

                                                                       EXHIBIT A


[THE FINAL OPINION IN DRAFT FORM SHOULD BE ATTACHED AS EXHIBIT A AT THE TIME THIS AGREEMENT IS EXECUTED.]


         Opinion of counsel for the Company to be delivered pursuant to Section 5(d) of the Underwriting Agreement.

         References to the Prospectus in this Exhibit A include any supplements thereto at the Closing Date.

         (i) The Company has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland and has the trust power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

         (ii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

         (iii) The Preferred Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and nonassessable.

         (iv) The Registration Statement (including any Rule 462(b) Registration Statement) has been declared effective by the Commission under the Securities Act. To the best knowledge of such counsel, (a) no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and (b) no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

         (v) The Registration Statement, the Prospectus, including any document incorporated by reference therein, and each amendment or supplement to the Registration Statement and the Prospectus, including any document incorporated by reference therein (other than the financial statements and supporting schedules included or incorporated by reference therein or in exhibits to or excluded from the Registration Statement and other than the Form T-1, as to which no opinion need be rendered), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

         (vi) The Preferred Shares conform in all material respects to the description thereof contained in the Prospectus.

         (vii) The statements (A) in the base prospectus under the captions "Risk Factors--Federal Income Tax Risks," "Description of the Series F Preferred Shares" and "Federal Income Tax Considerations" (B) in the prospectus supplement under the caption "Description of the Preferred Shares" and (C) incorporated by reference in the Prospectus from Item 3 of Part I of the Company's Annual Report on Form 10-K for the year ended December 31, 2002, and (D) in Item 15 of the Registration Statement, in each case insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein has been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein.

         (viii) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the Company's execution, delivery and performance of the Underwriting Agreement and consummation of the transactions contemplated thereby and by the Prospectus, except as required under the Securities Act, applicable state securities or blue sky laws and from the NASD and consents the failure of which to obtain would not result in a Material Adverse Change or have a material adverse effect on the transactions contemplated by the Underwriting Agreement.

         (ix) The execution and delivery of each of the Underwriting Agreement, and the issuance and delivery of the Shares by the Company and the performance by the Company of its obligations thereunder (other than performance by the Company of its obligations under the indemnification section of the Underwriting Agreement, as to which no opinion need be rendered) (A) will not result in any violation of the provisions of the declaration of trust (or charter or by-laws or other similar constitutive documents) of the Company or any Significant Subsidiary incorporated or organized in a jurisdiction located in the United States and so designated on Schedule B to the Underwriting Agreement (each, a "U.S. Significant Subsidiary"); (B) will not constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its U.S. Significant Subsidiaries pursuant to, (x) the Credit Agreement, dated as of November 8, 2002, by and among the Company, ProLogis Logistics Services Incorporated, ProLogis Development Services Incorporated, Bank of America, N.A. and the Lenders named therein, as amended by the First Amendment thereto dated as of July 21, 2003 and the Second Amendment thereto dated as of August 8, 2003
(y) the Credit Agreement, dated as of November 8, 2002, by and among the Company, the Subsidiary Borrowers party thereto, Bank of America, N.A. and the Lenders named therein, as amended by the First Amendment thereto dated as of July 21, 2003 and the Second Amendment thereto dated as of August 8, 2002 (other than with respect to compliance by the Company or any subsidiary with any financial covenants as to which no opinion need be rendered), or (z) to the best knowledge of such counsel, any other material Existing Instrument; or (C) to the best knowledge of such counsel, will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any U.S. Significant Subsidiary, other than in the case of clauses
(B) and (C), such Defaults and violations as would not, individually or in the aggregate, result in a Material Adverse Change.

         (x) The Company is not, and after receipt of payment for the Shares will not be, an "investment company" within the meaning of Investment Company Act.

         (xi) The Company has qualified to be taxed as a real estate investment trust pursuant to the Internal Revenue Code for its taxable years ended December 31, 1993, 1994, 1995, 1996, 1997, 1998, 1999, 2000, 2001 and 2002, and the
Company's present organization, ownership, the Company's present and proposed method of operation, assets and income are such that the Company is in a position under present law to so qualify for the fiscal year ended December 31, 2003 and in the future; ProLogis Limited Partnership-I, ProLogis Limited Partnership-II, ProLogis Limited Partnership-III and ProLogis Limited Partnership-IV are properly treated as (A) partnerships for federal income tax purposes and (B) not as "associations taxable as corporations."

         (xii) The investments of the Company described in the Prospectus are permitted investments under the declaration of trust of the Company.

         In addition, such counsel shall state that they have examined various documents and records and participated in conferences with officers and other representatives of the Company, representatives of the independent public or certified public accountants for the Company and with representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus, and any supplements or amendments thereto, and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than as specified above), and any supplements or amendments thereto, on the basis of the foregoing, no facts have come to their attention that lead them to believe that
(i) (except for the financial statements, supporting schedules and other financial or statistical data included therein or derived or omitted therefrom, as to which such counsel need express no belief) either the Registration Statement or any amendments thereto, at the time the most recent post-effective amendment to the Registration Statement, when such part became effective or as of the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) (except for the financial statements, supporting schedules and other financial or statistical data included therein or derived or omitted therefrom, and except for the Form T-1, as to which such counsel need express no belief) the Prospectus or any amendment or supplement thereto, as of its date, at the date of any such amendment or supplement or at the Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the General Corporation Law of the State of Delaware, the laws regarding real estate investment trusts of the State of Maryland or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the Closing Date, shall be satisfactory in form and substance to the Underwriters, shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them and shall be furnished to the Representatives) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters; provided, however, that such counsel shall further state that they believe that they and the Underwriters are justified in relying upon such opinion of other counsel,
(B) upon the opinion of general counsel of the Company referred to in Section 5(e) of the Underwriting

Agreement, and (C) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials and on the representations of the Company as provided in the Underwriting Agreement. In rendering the opinions contained in paragraph (xi), such opinion may be based upon (a) the Internal Revenue Code and the rules and regulations promulgated thereunder and the interpretations of the Internal Revenue Code and such regulations by the courts and the Internal Revenue Service, all as they are in effect and exist at the time of the opinion, (b) Maryland law existing and applicable to the Company, (c) facts and other matters set forth in the Prospectus, (d) the provisions of the Amended Restated Declaration of Trust of the Company, the agreements relating to properties owned by the Company and (e) certain statements and representations as to factual matters made by the Company to such counsel provided that such statements and representations are also set forth in a certificate to the Underwriters.

                                                                       EXHIBIT B


[THE FINAL OPINION IN DRAFT FORM SHOULD BE ATTACHED AS EXHIBIT B AT THE TIME THIS AGREEMENT IS EXECUTED.]


         Opinion of the General Counsel of the Company to be delivered pursuant to Section 5(e) of the Underwriting Agreement.

         References to the Prospectus in this Exhibit A include any supplements thereto at the Closing Date.

         (i) Each of the U.S. Significant Subsidiaries of the Company has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, trust or partnership in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the power (corporate or other) and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. Each U.S. Significant Subsidiary is duly qualified as a foreign corporation, trust or partnership to transact business and (except as to any general partnership) is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

         (ii) All of the issued and outstanding capital stock and other equity interests of each U.S. Significant Subsidiary have been duly authorized and validly issued, is fully paid and (except for general partnership interests) nonassessable; all shares of outstanding capital stock and other equity interests of each U.S. Significant Subsidiary held by the Company, directly or through subsidiaries, are owned free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except for such security interests, mortgages, pledges, liens, encumbrances and claims as would not, individually or in the aggregate, result in a Material Adverse Change .

         (iii) To the best knowledge of such counsel, there are no legal or governmental actions, suits or proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein.

         (iv) To the best knowledge of such counsel, there are no Existing Instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto; and the descriptions thereof and references thereto are correct in all material respects.

         (v) To the best knowledge of such counsel, neither the Company nor any subsidiary is in (A) violation of its declaration of trust (or charter or by-laws or other similar constitutive documents) or (B) violation of any law, administrative regulation or administrative or court decree applicable to the Company or any U.S. Significant Subsidiary or (C) is in Default in the performance or observance of any obligation, agreement, covenant or condition contained in any material Existing Instrument, except in the case of (B) and (C) above, for such violations or Defaults as would not, individually or in the aggregate, result in a Material Adverse Change